CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-279714) of Dentsply Sirona Inc. of our report dated February 29, 2024, except for the change in the manner in which the Company accounts for segments discussed in Note 1 to the consolidated financial statements, as to which the date is February 27, 2025, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
February 27, 2025